Exhibit 10.1

             AMENDED AND RESTATED SERVICES AGREEMENT


     THIS AMENDED AND RESTATED SERVICES AGREEMENT (this "Agreement") is dated as of January 1, 1997, by and between FM Services Company, a Delaware corporation ("FMS"), and McMoRan Oil & Gas Inc., a Delaware corporation ("MOXY").

     WHEREAS, the parties entered into a Services Agreement dated as of January 1, 1996 (the "Original Agreement") pursuant to which FMS furnished MOXY and its affiliates, as that term is defined in Rule 405 under the Securities Act of 1933 (collectively, the "MOXY Group"), with Services, as defined below, to support and complement the services provided by the MOXY Group's officers, employees and other available resources;

     WHEREAS,  the  parties  desire  to  amend  the Original
Agreement to provide for a cost of living adjustment to the Annual Fee, as defined below, and to restate the Original
Agreement as so amended.

     NOW THEREFORE, in consideration of the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.Services. During the term of this Agreement FMS shall furnish the following services (collectively, the "Services") to the MOXY Group: (a) accounting, treasury and financial, (b) tax, (c) insurance and risk management (including the purchase and maintenance on behalf of MOXY of such insurance as MOXY deems necessary or appropriate), (d) human resources (including employee benefit services), (e) management information and system support, (f) governmental relations, (g) community relations, (h) investor relations,
(i) facilities management and security, (j) marketing, (k) business development, (l) executive support, (m) aviation,
(n) contract administration and (o) such other services as may mutually be agreed upon by the parties hereto. Services shall be provided directly by FMS or, in the discretion of FMS, by affiliated or non-affiliated third parties.

     Section 2.Administration of Services. FMS shall keep the appropriate officers and employees of MOXY and other members of the MOXY Group fully informed and shall cooperate with such officers and employees with respect to the performance of Services by FMS. Each member of the MOXY Group shall have complete and full access to all data, records, files, statements, invoices, billings and other information generated by or in the custody of FMS relating to Services provided to such entity.

     Section 3.Compensation and Reimbursement.

     (a) As compensation for the performance of the Services, MOXY shall pay to FMS an annual fee of $1.0 million, subject to the adjustment set forth in Section 10 hereof (the "Annual Fee"). The Annual Fee shall be payable in four equal payments on or before the tenth (10th) day of each calendar quarter in each year during the term of this Agreement.

     (b) MOXY shall reimburse FMS for all costs of goods, services or other items purchased from third parties by FMS for the MOXY Group, to the extent such costs are paid by FMS
("Third Party Charges").

     Section 4.Use of FMS Facilities. FMS shall provide the MOXY Group with a non-exclusive right to utilize its properties and facilities, subject to such limitations, if any, as may be imposed by leases and other agreements and
instruments   governing  the  use  of  such  properties  and
facilities.

     Section 5.Term of Agreement; Termination. (a) This Agreement shall commence as of the date first above written and shall continue in effect until (i) the parties mutually agree in writing to terminate this Agreement or (ii) 90 days after receipt by FMS of written notice from MOXY of its request to terminate this Agreement. Upon termination of this Agreement MOXY shall be liable for a pro rata portion of the Annual Fee and all Third Party Charges incurred in accordance with Section 3 prior to termination.

     Section 6.Limitation of Liability.

     (a) FMS makes no representation or warranty whatsoever, express or implied, with respect to the Services. In no event shall FMS be liable to MOXY for (i) any loss, cost or expense resulting from any act or omission taken at the express direction of any member of the MOXY Group or (ii) any special, indirect or consequential damages resulting from any error or omission in the performance of the Services or from the breach of this Agreement.

     (b) Neither FMS nor MOXY shall be liable for any loss or damage or any nonperformance, partial or whole, under this Agreement, caused by any strike, labor troubles, riot act of a public enemy, insurrection, act of God, or any law, rule or regulation promulgated by any governmental body or agency, or any demand or requisition of any governmental body or agency, or any other cause beyond the control of the parties hereto.

     Section 7.Confidentiality. FMS will hold and will use its best efforts to cause its officers, directors, employees and other agents (collectively, its "Agents") to hold, in confidence, all confidential documents and information concerning the MOXY Group furnished to such party in connection with this Agreement, except to the extent that such information can be shown to have been (a) previously known by such party on a nonconfidential basis, (b) in the public domain through no fault of such party or (c) later lawfully acquired by such party on a nonconfidential basis from a source other than the MOXY Group; provided that FMS may disclose such information in connection with this Agreement to its Agents so long as such persons are informed by FMS of the confidential nature of such information and are directed by FMS to keep such information confidential and not to use it for any purpose other than its intended use. Notwithstanding the foregoing, FMS or its Agents may disclose such information if (i) compelled to disclose by judicial or administrative process or by other requirements of law or (ii) necessary to establish such party's position in any litigation or any arbitration or other proceeding based upon or in connection with the subject matter of this Agreement. Prior to any disclosure pursuant to the preceding sentence, FMS or its Agent(s) shall give reasonable prior notice to MOXY of such intended disclosure, and if requested by MOXY, FMS shall use all reasonable efforts to obtain a protective order or similar protection for such information and shall otherwise disclose only such information as is legally required. If all or any part of the Services are terminated, FMS will, and will use its best efforts to cause its Agents to, destroy or deliver to MOXY, upon request, all documents and other materials, and all copies thereof, containing confidential information obtained from the MOXY Group in connection with the Services so terminated.

     Section 8.Technology. FMS hereby grants to MOXY a royalty free, non-exclusive right and license to use (but not to sublicense outside of the MOXY Group) any and all technology, whether or not patented, developed by or on behalf of FMS, relating to the business of MOXY; provided that the license hereby granted shall not extend to (i) any technology developed for a person not affiliated with FMS, pursuant to an arrangement granting such person exclusive rights to such technology, or (ii) any technology developed after the termination of this Agreement.

     Section 9.Dispute Resolution. MOXY and FMS shall use all reasonable efforts to amicably resolve all disputes arising under this Agreement. If despite such efforts any matter cannot be amicably resolved the matter shall be referred to the Presidents of MOXY and FMS who shall promptly meet for the purpose of resolving such dispute. If despite such efforts and meetings the matter remains unresolved, then any affected party may refer the matter to arbitration for final resolution in accordance with the commercial rules of the American Arbitration Association. Any matter submitted to arbitration shall be decided by a single arbitrator selected by mutual agreement of the parties (or if the parties cannot agree then such arbitrator shall be selected by the appropriate official or designee of the American Arbitration Association). Any such arbitration proceeding shall be held in New Orleans, Louisiana. Each party shall bear its own costs and expenses, and the arbitrator's fees and expenses and the costs and expenses of the proceeding itself shall be borne by the parties in such proportions as the arbitrator shall decide. The decision of the arbitrator shall be final and non-appealable, and may be enforced in any court of competent jurisdiction.

     Section 10.Cost of Living Adjustment.

     (a) Prior to the end of the first calendar quarter of each year during the term of this Agreement, beginning with the first calendar quarter of 1997, the Annual Fee shall be adjusted to reflect any cost of living increase (the "Cost of Living Adjustment"), as provided for in this Section 10.


     (b)  The Cost of Living Adjustment factor is:

          1  +  ( (Actual inflation - Base Year inflation) /
Base Year inflation)

          where  Actual  inflation  = CPI-U for the December
               preceding the year for which the Cost of Living Adjustment is being calculated; Base Year inflation = CPI-U for December 1995; and CPI-U = the Consumer Price Index, as published by the Bureau of Labor Statistics, U.S. Department of Labor, For All Urban Consumers, U.S.C. City Average, All Items, 1982-84=100.

     (c) The Annual Fee shall be multiplied by the Cost of Living Adjustment factor as determined above if such factor is greater than one. The Cost of Living Adjustment factor shall be determined as soon as practicable after the end of each calendar year.

     (d) In the event the Bureau of Labor Statistics stops publishing the CPI-U or substantially changes its content and format, FMS will substitute another comparable index published at least annually by a mutually agreeable source. If the Bureau of Labor Statistics merely redefines the base year for the CPI-U from 1982-84 to another year, MOXY and FMS will continue to use the CPI-U, but will convert the Base Year to the new base year by using the appropriate conversion formula.

     Section 11.Miscellaneous.

     (a) The parties hereto are independent contractors. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship between the parties. Neither party shall incur any debts or make any commitments upon the other, except to the extent specifically provided herein.

     (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth in this Agreement. This Agreement shall not be amended, modified or supplemented except by an instrument in writing executed by each of the parties hereto.

     (c) All notices and other communications hereunder shall be in writing and shall be given by hand delivery, certified or registered mail, return receipt requested or telecopy transmission with confirmation of receipt to the address of each of the parties set forth opposite the signature of such party on the signature page hereof. All notices and communications shall be deemed given upon receipt thereof.

     (d) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Louisiana without the application of any conflicts of laws principles.

     (e) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Address for Notices:               FM SERVICES COMPANY

1615 Poydras Street
New Orleans, LA  70112        By:     /s/ Michael J. Arnold
                                  ___________________________
Attention:  General Counsel             Michael J. Arnold
                                            President



Address for Notices:               McMoRan OIL & GAS INC.

1615 Poydras Street
New Orleans, LA  70112        By:   /s/ Richard C. Adkerson
                                 _____________________________
Attention:  General Counsel             Richard C. Adkerson
                                   Co-Chairman of the Board and
                                      Chief Executive Officer